                                                                    EXHIBIT 4.15

                                                                  EXECUTION COPY


RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:
Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY 10019
Attn:  Janet Lewis, Esq.







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              DEED OF TRUST, WITH ASSIGNMENT OF LEASES AND RENTS,
                     FIXTURE FILING AND SECURITY AGREEMENT

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   DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND SECURITY
                                   AGREEMENT


               THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND SECURITY AGREEMENT dated as of April 30, 1998 (this "Deed
                                                                          ----
          of Trust"), by Jafra Cosmetics International, Inc., a Delaware
          --------
          corporation, having an office at 2451 Townsgate Road, Westlake Village, California 91361 (the "Grantor"), to TitleServ Agency of New
                                          -------
          York City, Inc., as trustee ("Trustee") for the benefit of Credit
                                        -------
          Suisse First Boston, a bank organized under the laws of Switzerland, acting through its New York branch (the "Beneficiary"), having an
                                                   -----------
          office at 11 Madison Avenue New York, New York 10010, as

          Collateral Agent under the Credit Agreement (as defined).



                         W I T N E S S E T H  T H A T :

     A. Reference is made to the Credit Agreement dated as of April 30, 1998, (and as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg
           ----------------
societe anonyme (the "Parent"), Grantor, Jafra Cosmetics International, S.A. de
                      ------
C.V., a company organized under the laws of the United Mexican States (the "Other Borrower"), Beneficiary and such other respective entities that from time to time become parties thereto pursuant to which Grantor has requested that Beneficiary make term loans and revolving credit loans in an aggregate principal amount of $90,000,000 (the "Loans") to Grantor and the Other Borrower for the
                            -----
purpose of (a) financing the Acquisition, (b) providing funds for the payment of certain fees and expenses incurred in connection therewith and (c) general corporate expenses. Each term used herein and not otherwise defined herein shall have the meaning given to it in the Credit Agreement.

     B. The obligations of the Beneficiary to make the Loans under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Grantor of this Deed of Trust in the form hereof, to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, to the extent permitted under Applicable Law) on the Loans to Grantor when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, to the extent permitted under Applicable

Law), of the Grantor under the Credit Agreement, this Deed of Trust and the other Loan Documents to which the Grantor is or is to be a party, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantor under or pursuant to the Credit Agreement, this Deed of Trust and the other Loan Documents, and (c) the payment of such additional sums and the performance of all other obligations now or hereafter owing from Grantor to Beneficiary, whether otherwise secured or not, payable to or otherwise acquired by Beneficiary, when the document evidencing such obligation specifically recites the recording information appearing on this Deed of Trust and that it is intended to be secured hereby (all the obligations referred to in this paragraph B being referred to collectively, as the "Obligations").
                                                         -----------

     C. This Deed of Trust secures not only existing indebtedness, but also future or additional advances made pursuant hereto or to the Credit Agreement, whether such advances are obligatory or optional and whether such advances are readvances after payments permitted under the Credit Agreement.

     D. Pursuant to the requirements of the Credit Agreement, the Grantor is entering into this Deed of Trust to create a security interest in the Trust Property (as defined herein) to secure the performance and payment by the Grantor of the Obligations. The Credit Agreement also requires the granting by Borrowers (other than Grantor) of deeds of trust creating security interests in certain property (other than the Trust Property) to secure the performance of the Obligations.

                                Granting Clauses
                                ----------------

     NOW THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure (A) the due and punctual payment and performance of the Obligations, (B) the due and punctual payment by the Grantor of all real estate taxes and insurance premiums relating to the Trust Property and (C) all disbursements made by Beneficiary for the payment of real estate taxes, common area charges or insurance premiums, all fees, expenses or advances in connection with or relating to the Trust Property pursuant to the Credit Agreement and the other Loan Documents, and interest on such disbursements and other amounts not timely paid in accordance with the terms of the Credit Agreement, this Deed of Trust and the other Loan Documents,
(D) the due and punctual payment and performance of the Grantor's obligations under the Fee and Guarantee Agreement, dated as of the date hereof, among The Chase Manhattan Bank, the Grantor and related entities and (E) unless otherwise agreed to in writing by the applicable counterparty thereto, the due and punctual payment and performance of all obligations of the Grantor under each Hedging Agreement entered into with any counterparty (whether or not a Lender or an Affiliate thereof) (the obligations specified in clauses (a) through (E), collectively, the "Mortgaged Obligations"), Grantor hereby grants, conveys,
                   ---------------------
mortgages, assigns and pledges to the Trustee, IN TRUST FOREVER, with power of sale, for the benefit of Beneficiary, a security interest in, all the following described property, excluding any and all property and assets excluded from the definition of "Collateral" (and each defined term used in the definition of such
               ----------
term) in the Security Agreement (the "Trust Property") whether now owned or held
                                      --------------
or hereafter acquired:

          (1) all Grantor's right, title and interest in all the fee estate in the land more particularly described on Exhibit A hereto (the "Land"),
                                                                    ----
     together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements, if any, and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, of every kind and description relating thereto, including, without limitation, any water rights, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in anyway appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Grantor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the "Premises");
                                                 --------

          (2) all Grantor's right, title and interest in all buildings, improvements, structures, paving, parking areas, roads, utilities, walkways, landscaping and other infrastructure and betterments now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the "Improvements");
                                                      ------------

          (3) all Grantor's right, title and interest in all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Grantor's books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, excluding any and all property and assets excluded from the definition of "Collateral" (and each defined term used in the
                        ----------
     definition of such term) in the Security Agreement, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the "Personal
                                                                        --------
     Property");
     --------

          (4) all Grantor's right, title and interest in all general intangibles relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, entitlements, tract maps, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any Governmental Authority in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the "Permits, Plans and Warranties");
                             -----------------------------

          (5) Grantor's interest in and rights under any and all now or hereafter existing leases or licenses (under which Grantor is landlord or licensor) and subleases (under which Grantor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty, including the leases described in Schedule A to this Deed of Trust (collectively, "Leases"), and all agreements or contracts for the
                           ------
     sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Grantor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder ("Rents");
                                    -----

          (6) all Grantor's right, title and interest in and to all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Trust Property into cash or liquidated claims ("Proceeds"),
                                                                   --------
     including Proceeds of insurance maintained by the Grantor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Trust Property, unearned premiums on policies of fire and other insurance maintained by the Grantor covering any interest in the Trust Property or required by the Credit Agreement;

          (7) all choses in action and causes of action and other intangible personal property of the Grantor, of every kind and nature, including corporate or other business records, indemnification claims, contract rights, goodwill, registrations, franchises and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Grantor to secure payment by any Person of any of the accounts receivable or the performance by any purchaser or tenant under any lease of Trust Property or any contract or other agreement for the sale of Trust Property; and

          (8) all Grantor's right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties, the Leases, and any of the other tangible or intangible property described above, whether now owned or hereinafter acquired by or released to the Grantor or constructed, assembled or placed by the Grantor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Grantor, all of which shall become subject to the lien of this

     Deed of Trust as fully and completely, and with the same effect, as though now owned by the Grantor and specifically described herein.

     TO HAVE AND TO HOLD the Trust Property unto the Trustee, its successors and assigns, for the benefit of Beneficiary, forever, subject only to the liens set forth in Schedule 6.02(a) of the Credit Agreement (the "Permitted Encumbrances")
                                                        ----------------------
and to satisfaction and cancelation as provided in Section 3.04. IN TRUST NEVERTHELESS, upon the terms and trust herein set forth for the benefit and security of the Beneficiary.


                                   ARTICLE I

              Representations, Warranties and Covenants of Grantor
              ----------------------------------------------------

     Grantor agrees, covenants, represents and/or warrants as follows:

     SECTION 1.01.  Title.  (a) Grantor has insurable title to an indefeasible
                    ------
fee estate in the Land and Improvements subject to no lien, charge or encumbrance other than the Permitted Encumbrances, and this Deed of Trust is and will remain a valid and enforceable first and prior lien on the Premises, Improvements and the Rents subject only to, in each case, the Permitted Encumbrances. The Permitted Encumbrances do not materially interfere with the current use, enjoyment or operation of the Trust Property.


     (b) Except as set forth on Schedule A hereto, there are no leases affecting Trust Property. Each Lease is in full force and effect, and, except as set forth on Schedule A hereto or in any Tenant Estoppel Certificate, Grantor has not given, nor to Grantor's knowledge has it received, any uncured or unwaived notice of default with respect to any material obligation under any Lease. Each Lease is subject to no lien, charge or encumbrance other than this Deed of Trust and the Permitted Encumbrances. Grantor has not received any written notice of any pending condemnation proceeding affecting the Trust Property or any sale or disposition thereof in lieu of condemnation except as would not reasonably be expected to have a material adverse effect on the Trust Property. Grantor is not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Trust Property or any interest therein.

     (c) All easement agreements, covenant or restrictive agreements, supplemental agreements and any other instruments hereinabove referred to and mortgaged hereby (collectively, the "Agreements") are and will remain valid,
                                     ----------
subsisting and in full force and effect, unless the failure to remain valid, subsisting and in full force and effect, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Trust Property, and Grantor is not in default thereunder and has fully performed the material terms thereof required to be performed through the date hereof, and has no knowledge of any default thereunder or failure to fully perform the terms thereof by any other party, nor of the occurrence of any event that after notice or the passage of time or both will constitute a default thereunder. Except as otherwise permitted by the Credit Agreement, Grantor is in compliance, and shall comply, with all Agreements and requirements of law (including land use and zoning ordinances, regulations and restrictions) affecting the Trust Property, except where the absence of such compliance could not reasonably be expected to have a material adverse effect on the Trust Property.

     (d) Grantor has good and lawful right and full power and authority to mortgage the Trust Property and will forever warrant and defend its title to the Trust Property, the rights of Beneficiary therein under this Deed of Trust and the validity and priority of the lien of this Deed of Trust thereon against the claims of all persons and parties except those permitted under the Credit Agreement.

     (e) This Deed of Trust, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable lien upon and security interest in all the Trust Property and there are not as of the date hereof, defenses or offsets to this Deed of Trust that will be asserted by Grantor or its Affiliates (or any third party defense or offset now known to Grantor or its Affiliates).

     SECTION 1.02.  Credit Agreement; Certain Amounts. (a) This Deed of Trust is
                    ----------------------------------
given pursuant to the Credit Agreement. Each and every term and provision of the Credit Agreement including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Deed of Trust and are incorporated herein by this reference and to the extent there is a specific conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

     (b) If any remedy or right of Trustee or Beneficiary pursuant hereto is acted upon by Trustee or Beneficiary or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Trustee or Beneficiary is made a party and is obliged to defend or uphold or enforce this Deed of Trust or the rights of Trustee or Beneficiary hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Trust Property, Grantor will pay all reasonable sums, including reasonable attorneys' fees and disbursements, incurred by Trustee or Beneficiary related to the exercise of any remedy or right of Trustee or Beneficiary pursuant hereto or for the reasonable expense of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at the applicable rate specified in
Section 2.07 of the Credit Agreement

(the "Default Interest Rate"), and such sums and the interest thereon shall, to
      ---------------------
the extent permissible by law, be a lien on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching or accruing subsequent to the recording of this Deed of Trust and shall be secured by this Deed of Trust to the extent permitted by law. Any payment of amounts due under this Deed of Trust not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Interest Rate, and such interest at the Default Interest Rate shall be immediately due upon demand by Trustee or Beneficiary.

     SECTION 1.03.  Payment of Taxes, Liens and Charges.  (a) Except as may be
                    -------------------------------------
permitted by the Credit Agreement, Grantor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or different nature, in all cases, if imposed upon or assessed against the Trust Property or any part thereof or upon the Rents from the Trust Property or arising in respect of the occupancy, use or possession thereof.

     (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Deed of Trust or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Beneficiary, either directly or indirectly, on this Deed of Trust or any payments due hereunder or to require an amount of taxes to be withheld or deducted herefrom, Grantor will promptly notify Beneficiary of such event. In such event Grantor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Grantor to make any applicable additional payments and (ii) Grantor shall make such additional payments.

     (c) At any time that an Event of Default shall occur hereunder and be continuing, or if required by any law applicable to Grantor or to Beneficiary, Beneficiary shall have the right to direct Grantor to make an initial deposit on account of real estate taxes and assessments, insurance premiums and common area charges, levied against or payable in respect of the Trust Property in advance and thereafter semi-annually, each such deposit to be equal to one-half of any such annual charges estimated in a reasonable manner by Beneficiary in order to accumulate with Beneficiary sufficient funds to pay such taxes, assessments, insurance premiums and charges.

     SECTION 1.04.  Payment of Closing Costs.  Except as otherwise set forth in
                    -------------------------
the Credit Agreement, Grantor shall pay all costs in connection with, relating to or arising out of the preparation, execution and recording of this Deed of Trust, including title company premiums and charges, inspection costs, survey costs, recording fees and taxes, reasonable attorneys', engineers', and consultants' fees and disbursements and all other similar reasonable expenses of every kind.

     SECTION 1.05.  Alterations and Waste; Plans. (a)   Grantor will not,
                    -----------------------------
without the written consent of Beneficiary (i) alter or demolish or remove in whole or in part any Improvements or (ii) erect any additions to the existing Improvements, except where such alterations, removals, or additions, as the case may be, would not reasonably be expected to have a material adverse effect on the Trust Property. Grantor will not commit any waste on the Trust Property or make any alteration to, or change in the use of, the Trust

Property except as may be permitted under the Credit Agreement and where such waste, alteration or change would not reasonably be expected to have a material adverse effect on the Trust Property. Grantor will maintain and operate the Improvements and Personal Property in good repair, working order and condition, reasonable wear and tear excepted.

     (b) To the extent the same exist on the date hereof or are obtained in connection with Improvements permitted by the Credit Agreement, Grantor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Trust Property either at the Trust Property or in a particular office at the headquarters of Grantor within the continental United States.

     SECTION 1.06.  Insurance.  Grantor will keep or cause to be kept the Trust
                    ----------
Property insured against such risks, and in the manner, required by Section 5.06 of the Credit Agreement.

          SECTION 1.07.  Casualty and Condemnation. (a) Except as provided in
                         --------------------------
clause (b) below and subject to the following sentence, in connection with any casualty or condemnation of any Trust Property, the Grantor shall have all rights to negotiate and settle, and receive the proceeds of, any claim or award in connection therewith. Notwithstanding the foregoing sentence, the Grantor agrees to comply with the provisions of Section 2.13 of the Credit Agreement in connection with any mandatory prepayment of the Loans.

          (b) Upon the happening and during the continuance of an Event of Default, the Beneficiary shall have the right (i) to negotiate and settle any claim or award in connection with any casualty or condemnation of the Trust Property and (ii) to receive the proceeds of any claim or award in connection with a casualty or condemnation of the Trust Property. After the occurrence and during the continuance of an Event of Default, if the Grantor shall receive any award or claim in connection with a condemnation or taking of the Trust Property, the Grantor shall hold such funds in trust for the benefit of the Beneficiary and shall promptly turn such proceeds over to the Beneficiary in the form received. The Beneficiary shall apply such proceeds to the payment in full of the Mortgaged Obligations.

     SECTION 1.08.  Assignment of Leases and Rents. (a) Grantor hereby
                    -------------------------------
irrevocably and absolutely grants, transfers and assigns to the Trustee for the benefit of Beneficiary all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Grantor of the Mortgaged Obligations. Grantor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Lease or the Rents payable thereunder to anyone other than to the Trustee for the benefit of Beneficiary.

     (b) Without Beneficiary's prior written consent, not to be unreasonably withheld, conditioned or delayed, unless otherwise permitted under the Credit Agreement, Grantor will not (i) enter into any Lease, (ii) modify, amend, terminate or consent to the cancelation or surrender of any Lease or (iii) consent to an assignment of any tenant's interest in any Lease or to a subletting thereof.

     (c) Subject to Section 1.08(d), Grantor hereby assigns and transfers to the Trustee for the benefit of Beneficiary all of Grantor's right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Grantor, it being intended that this assignment establish, subject to Section 1.08(d), an absolute transfer and assignment of all Rents and all Leases to Beneficiary and not merely to grant a security interest therein. Subject to Section 1.08(d), Beneficiary may in Grantor's name and stead (with or without first taking possession of any of the Trust Property personally or by receiver as provided herein) operate the Trust Property and rent, lease or let all or any portion of any of the Trust Property to any party or parties at such rental and upon such terms as Beneficiary shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

     (d) So long as an Event of Default shall not have occurred and be continuing, Beneficiary will not exercise any of its rights under Section 1.08(c), and Grantor is hereby granted a revocable license to receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Beneficiary may, at its option, revoke such license and receive and collect all Rents to be held as additional collateral and applied as set forth in Section 2.08. Grantor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Beneficiary to any such tenant or any of such tenant's successors in interest, and thereafter to pay Rents to Beneficiary without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Grantor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Beneficiary. Each tenant or any of such tenant's successors in interest from whom Beneficiary or any officer, agent, attorney or employee of Beneficiary shall have collected any Rents, shall be authorized to pay Rents to Grantor only after such tenant or any of their successors in interest shall have received written notice from Beneficiary that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Beneficiary to such tenant or any of its successors in interest.

     (e) Beneficiary will not become a mortgagee in possession as a result of its exercise of any of its rights or remedies under this Section 1.08 with respect to the Leases or Rents. In addition, Beneficiary shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Trust Property, for negligence in the management, upkeep, repair or control of any of the Trust Property or any other act or omission by any other person.

     (f) Grantor shall furnish to Beneficiary, within 30 days after a request by Beneficiary to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals or license fees payable thereunder.

     SECTION 1.09.  Restrictions on Transfers and Encumbrances.  Except as
                    -------------------------------------------
permitted by the Credit Agreement, Grantor shall not, directly or indirectly, sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer any interest in the Land or the Improvements or create, consent to or suffer the creation of any lien (other than the Permitted Encumbrances), charges or any form of encumbrance upon any interest in or any part of the Trust Property, or be divested of its title to the Trust Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part of the Trust Property.

     SECTION 1.10.  Security Agreement.  This Deed of Trust is both a mortgage
                    -------------------
of real property and a grant of a security interest in personal property, and shall constitute and serve as a "Security Agreement" and a "fixture filing" within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located ("UCC"). Grantor has hereby granted unto
                                   ---
Beneficiary a security interest in and to all the Trust Property described in this Deed of Trust that is not real property as further security for the payment and performance of the Mortgaged Obligations, and this Deed of Trust shall constitute a financing statement under the UCC, with Grantor as the "debtor" and Beneficiary as the "secured party". Simultaneously with the recording of this Deed of Trust, Grantor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located to perfect the security interest granted by this Deed of Trust in all the Trust Property that is not real property. Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Grantor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices to perfect the security interest contemplated by the preceding sentence (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Prior to the occurrence of an Event of Default, Beneficiary shall provide Grantor with the reasonable ability to take the actions required by the previous sentence before acting pursuant to the power of attorney granted pursuant hereto. Beneficiary shall have all rights with respect to the part of the Trust Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Beneficiary hereunder and under the Security Agreement.

     SECTION 1.11.  Filing and Recording.  Grantor will cause this Deed of
                    ---------------------
Trust, any other security instrument creating a security interest in or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Beneficiary in, the Trust Property. Grantor will pay all filing, registration or recording fees, and all reasonable expenses incidental to the execution and acknowledgment of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Personal Property, and any instrument of further assurance and all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance.

     SECTION 1.12.  Further Assurances.  Upon demand by Beneficiary, Grantor
                    -------------------
will, at the cost of Grantor and without expense to Trustee or Beneficiary, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Beneficiary the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust, and on demand, Grantor will also execute and deliver and hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Grantor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Beneficiary to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

     SECTION 1.13.  Additions to Trust Property.  All right, title and interest
                    ----------------------------
of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Trust Property hereafter acquired by or released to Grantor or constructed, assembled or placed by Grantor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Grantor, shall become subject to the lien and security interest of this Deed of Trust as fully and completely and with the same effect as though now owned by Grantor and specifically described in the grant of the Trust Property above, but at any and all times Grantor will execute and deliver to Beneficiary any and all such further assurances, mortgages, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Deed of Trust.

     SECTION 1.14.  No Claims Against Trustee or Beneficiary.  Nothing contained
                    -----------------------------------------
in this Deed of Trust shall constitute any consent or request by Trustee or Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Property or any part thereof, nor as giving Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Trustee or Beneficiary in respect thereof.

     SECTION 1.15.  Fixture Filing.  Certain of the Trust Property is or will
                    ---------------
become "fixtures" (as that term is defined in the UCC) on the Land, and this Deed of Trust upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such of the Trust Property that is or may become fixtures.

                                   ARTICLE II

                             Defaults and Remedies
                             ---------------------

     SECTION 2.01.  Events of Default.  Any Event of Default under the Credit
                    ------------------
Agreement (as such term is defined therein) shall constitute an Event of Default under this Deed of Trust.

     SECTION 2.02.  Demand for Payment.  If an Event of Default shall occur and
                    -------------------
be continuing, then, upon written demand of Beneficiary, Grantor will pay to Beneficiary all amounts due hereunder and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys' fees, disbursements and expenses incurred by Trustee or Beneficiary and Trustee or Beneficiary shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Grantor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

     SECTION 2.03.  Rights To Take Possession, Operate and Apply Revenues. (a)
                    ------------------------------------------------------
If an Event of Default shall occur and be continuing, Grantor shall, upon demand of Beneficiary, forthwith surrender to Beneficiary actual possession of the Trust Property and, if and to the extent not prohibited by applicable law, Beneficiary itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Trust Property without the appointment of a receiver or an application therefor, exclude Grantor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Grantor.

     (b) If Grantor shall for any reason fail to surrender or deliver the Trust Property or any part thereof after such demand by Beneficiary, Beneficiary may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Beneficiary the right to immediate possession or requiring Grantor to deliver immediate possession of the Trust Property to Beneficiary, to the entry of which judgment or decree Grantor hereby specifically consents. Grantor will pay to Beneficiary, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Beneficiary's attorneys and agents with interest thereon at the Default Interest Rate subject to Section 2.07 of the Credit Agreement; and all such expenses and compensation shall, until paid, be secured by this Deed of Trust.

     (c) Upon every such entry or taking of possession, Beneficiary may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Trust Property, conduct the business thereof and, from time to time,
(i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Trust Property insured, (iv) manage and operate the Trust Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Beneficiary, all as may from time to time be directed or determined by Beneficiary to be in its best interest and Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Grantor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Following and during the continuance of an Event of Default, Beneficiary may collect and receive all the Rents, issues, profits and revenues from the Trust Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Trust Property (including reasonable compensation for the services of all persons employed for such purposes),

(ii) the reasonable costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions,
(iii) the reasonable costs of insurance, (iv) such taxes, assessments and other similar charges as Beneficiary may at its option pay, (v) other proper charges upon the Trust Property or any part thereof and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Beneficiary, Beneficiary shall apply the remainder of the moneys and proceeds so received first to the payment of the Beneficiary for the satisfaction of the Mortgaged Obligations, and second, if there is any surplus, to Grantor, subject to the entitlement of others thereto under applicable law.

     SECTION 2.04.  Right To Cure Grantor's Failure to Perform.  Should Grantor
                    -------------------------------------------
fail in the payment, performance or observance of any term, covenant or condition required by this Deed of Trust or the Credit Agreement (with respect to the Trust Property), subject to the terms of the Credit Agreement, Beneficiary may pay, perform or observe the same, and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Beneficiary with interest thereon at the Default Interest Rate, subject to
Section 2.07 of the Credit Agreement. Beneficiary shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Grantor, to any person in possession holding under Grantor or to any other person.

     SECTION 2.05.  Right to a Receiver.  If an Event of Default shall have
                    --------------------
occurred and be continuing, Beneficiary, as a matter of right and without notice to

Grantor or to anyone claiming under Grantor, and without regard to the then value of the Trust Property or any other security in favor of Beneficiary or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Property, or any portion thereof, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor. Grantor shall pay to Beneficiary upon demand all reasonable expenses, including receiver's fees, reasonable attorneys' fees and disbursements, costs and agents' compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Deed of Trust and shall be, without demand, immediately repaid by Grantor to Beneficiary with interest thereon at the Default Interest Rate.

     SECTION 2.06.  Foreclosure and Sale.  (a) If an Event of Default shall
                    ---------------------
occur and be continuing, Beneficiary may commence a judicial action to foreclose this Deed of Trust or commence procedures to foreclose this Deed of Trust non-judicially in accordance with the procedures of the State of California.

          (b) Should Beneficiary elect to foreclose by exercise of the power of sale contained herein, Beneficiary shall notify Trustee and shall, if required, deposit with Trustee the original or a certified copy of this Deed of Trust, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require.

          (c) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and delivered to Grantor such notice as may then be required by law and by this Deed of Trust. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Trust Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee or Beneficiary, may purchase at such sale, and Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers.

          (d) Trustee may postpone the sale of all or any portion of the Trust Property from time to time in accordance with the laws of the State of California.

          (e) To the fullest extent allowed by law, Grantor hereby expressly waives any right which it may have to direct the order in which any of the Trust Property shall be sold in the event of any sale or sales pursuant to this Deed of Trust.

          (f) Beneficiary may from time to time rescind any notice of default or notice of sale before any Trustee's sale as provided above in accordance with the laws of the State of California. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Deed of Trust or secured hereby, nor otherwise affect any provision, covenant or condition of any other Loan Document or any of the rights, obligations or remedies of Trustee or Beneficiary hereunder or thereunder.

          (g) Any foreclosure or other sale of less than the whole of the Trust Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Mortgaged Obligations have been satisfied, or the entirety of the Trust Property has been sold.

          (h) If an Event of Default shall occur and be continuing, Trustee or Beneficiary may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Mortgaged Obligations, or the performance of any term, covenant, condition or agreement of this Deed of Trust or any other Loan Document or any other right, or (ii) to pursue any other power, right or remedy under applicable law whether or not specifically or generally granted or described in this Deed of Trust. Nothing contained herein shall be construed to impair or to restrict such powers, rights and remedies or to preclude any procedures or process otherwise available to trustees or beneficiaries under deeds of trust in the State of California. Trustee and Beneficiary, and each of them, shall be entitled to enforce the payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under any other Loan Document or other agreement or any laws now or hereafter in force, notwithstanding the fact that some or all of the indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other rights or security now or hereafter held by Trustee or Beneficiary. Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other rights or security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine.

     SECTION 2.07.  Other Remedies.  (a) In case an Event of Default shall occur
                    ---------------
and be continuing, Beneficiary may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

     (b) In connection with a sale of the Trust Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Beneficiary shall be entitled to enforce payment of and to receive up to the principal amount of the Mortgaged Obligations, plus all other charges, payments and costs due under this Deed of Trust, and to recover a deficiency judgment against Grantor only (to the extent permitted by law) for any portion of the aggregate principal amount of the Mortgaged Obligations remaining unpaid, with interest at the rates set forth in the Credit Agreement.

     SECTION 2.08.  Application of Sale Proceeds and Rents.  After any
                    ---------------------------------------
foreclosure sale of all or any of the Trust Property, Trustee or Beneficiary shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds and Trustee or Beneficiary shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Trustee or Beneficiary under this Deed of Trust as follows:

          FIRST, to the payment of the reasonable costs and expenses of such sale, including compensation to Trustee or to Beneficiary's attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust, together with interest at the Default Interest Rate on all advances made by Beneficiary, including all taxes or assessments (except any taxes, assessments or other charges subject to which the Trust Property shall have been sold) and the cost of removing any encumbrance (except any Lien permitted under the Credit Agreement);

          SECOND, to the Beneficiary for the satisfaction of the Mortgaged Obligations; and

          THIRD, to the person or persons legally entitled thereto.

The Beneficiary shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Deed of Trust. Upon any sale of the Trust Property by the Trustee or Beneficiary (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Trustee or Beneficiary or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Trust Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or Beneficiary or such officer or be answerable in any way for the misapplication thereof.

     SECTION 2.09.  Grantor as Tenant Holding Over.  If after any foreclosure
                    -------------------------------
sale by Trustee or Beneficiary Grantor remains in possession of any of the Trust Property, at Beneficiary's election Grantor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

     SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and
                   ------------------------------------------------------
Redemption Laws.  Grantor waives, to the extent not prohibited by law and
----------------
subject to the Credit Agreement, (i) the benefit of all laws now existing or that hereafter may be enacted providing for any appraisement of any portion of the Trust Property, (ii) the benefit of all laws now existing or that may be hereafter enacted in any way extending the time for the enforcement or the collection of amounts due under any of the Mortgaged Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Beneficiary, (iii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, homestead exemption, valuation, stay, statute of limitations, extension or redemption, or sale of the Trust Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iv) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Mortgaged Obligations and marshalling in the event of foreclosure of this Deed of Trust.

     SECTION 2.11.  Discontinuance of Proceedings.  In case Trustee or
                    ------------------------------
Beneficiary shall proceed to enforce any right, power or remedy under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Trustee or Beneficiary, then and in every such case Grantor, Trustee and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Trustee or Beneficiary shall continue as if no such proceeding had been taken.

     SECTION 2.12.  Suits To Protect the Trust Property.  Trustee and/or
                    ------------------------------------
Beneficiary shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Trust Property by any acts that may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Trust Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Trustee or Beneficiary hereunder.

     SECTION 2.13.  Filing Proofs of Claim.  In case of any receivership,
                    -----------------------
insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, Beneficiary shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the Mortgaged Obligations secured by this Deed of Trust at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

     SECTION 2.14.  Possession by Beneficiary. Notwithstanding the appointment
                    --------------------------
of any receiver, liquidator or trustee of Grantor, any of its property or the Trust Property, Beneficiary shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Trust Property now or hereafter granted under this Deed of Trust to Beneficiary in accordance with the terms hereof and applicable law.

     SECTION 2.15.  Waiver.  (a) No delay or failure by Trustee or Beneficiary
                    -------
to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary. No consent or waiver by Beneficiary to or of any breach or default by Grantor in the performance of the Mortgaged Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Mortgaged Obligations by Grantor hereunder. No failure on the part of Beneficiary to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Beneficiary of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Grantor.

     (b) Even if Beneficiary (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Trust Property from this Deed of Trust, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents,
(vi) consents to the filing of a map, plat or replat affecting the Premises,
(vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Beneficiary's lien on the Trust Property hereunder; no such act or omission shall preclude Beneficiary from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Trustee and Beneficiary, shall this Deed of Trust be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Trust Property, Beneficiary is hereby authorized and empowered to deal with any vendee or transferee with reference to the Trust Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

     SECTION 2.16.  Remedies Cumulative.  No right, power or remedy conferred
                    --------------------
upon or reserved to Trustee or Beneficiary by this Deed of Trust is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     SECTION 2.17  Substitution of Trustee. Beneficiary may, from time to time
                   ------------------------
by written instrument executed and acknowledged by Beneficiary and recorded in the county or counties where the Property is located, and by otherwise complying with the provisions of any applicable statutes, substitute a successor or successors for the Trustee named herein or acting hereunder.

     SECTION 2.18  Trust Irrevocable; No Offset.  The Trust created hereby is
                   ----------------------------
irrevocable by Grantor. No offset or claim that Grantor now has or may in the future have against Beneficiary shall relieve Grantor from paying the amounts or performing the obligations contained herein or secured hereby.


                                  ARTICLE III

                                 Miscellaneous
                                 -------------

     SECTION 3.01.  Partial Invalidity.  In the event any one or more of the
                    -------------------
provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Beneficiary, not affect any other provision of this Deed of Trust, and this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     SECTION 3.02.  Notices.  All notices and communications hereunder shall be
                    --------
in writing and given to Grantor, Beneficiary and Trustee in accordance with the terms of applicable law and the Credit Agreement at the address set forth on the first page of this Deed of Trust or as otherwise set forth in this Credit Agreement.

     SECTION 3.03.  Successors and Assigns.  All of the grants, covenants,
                    -----------------------
terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Grantor and the successors and assigns of Beneficiary.

     SECTION 3.04.  Satisfaction and Cancelation. (a) The conveyance to Trustee
                    -----------------------------
of the Trust Property as security, created and consummated by this Deed of Trust shall be null and void when all the Mortgaged Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and Beneficiary has no further commitment to make Loans under the Credit Agreement.

     (b) In connection with any termination or release pursuant to paragraph
(a), this Deed of Trust shall be marked "satisfied" by the Beneficiary and/or Trustee, and this Deed of Trust shall be canceled of record at the request and at the expense of the Grantor. Beneficiary and Trustee shall execute any documents reasonably requested by Grantor to accomplish the foregoing or to accomplish any release contemplated by paragraph (b) and Grantor will pay all costs and expenses, including reasonable attorneys' fees, disbursements and other charges, incurred by Beneficiary and Trustee in connection with the preparation and execution of such documents.

     SECTION 3.05.  Definitions.  As used in this Deed of Trust, the singular
                    ------------
shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including
                                                ---------
but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants
                          ----------
and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, security
                         ----
interest, mortgage or deed of trust"; (d) "obligation" shall mean "obligation,
                                           ----------
duty, covenant and/or condition"; and (e) "any of the Trust Property" shall mean "the Trust Property or any part thereof or interest therein". Any act that Trustee or Beneficiary is permitted to perform hereunder may be performed at any time and from time to time by Trustee or Beneficiary or any person or entity designated by Trustee or Beneficiary. Any act that is prohibited to Grantor hereunder is also prohibited to all lessees of any of the Trust Property. Each appointment of Trustee or Beneficiary as attorney-in-fact for Grantor under the Deed of Trust is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Beneficiary has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

     SECTION 3.06.  Governing Law.  This Deed of Trust shall be governed by and
                    --------------
construed in accordance with the internal law of the State of California.

     SECTION 3.07.  Full Reconveyance.  Upon written request of Beneficiary
                    -----------------
stating that all sums secured hereby have been paid, upon surrender to Trustee of the original or a certified copy of this Deed of Trust for cancelation and retention, and upon payment of its fees, Trustee shall fully reconvey, without warranty, the entire remaining Property then held hereunder. The recitals in such reconveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto".

     SECTION 3.08.  Sale of Loans.  Subject to the terms of the Credit
                    -------------
Agreement, Beneficiary, at any time and without the consent of Borrower, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loans, this Deed of Trust and the other Loan Documents, guaranties given in connection with the Loans and any collateral given to secure the Loans.

     SECTION 3.09.  Trustee's Powers and Liabilities. (a) Trustee, by acceptance
                    ---------------------------------
hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence, bad faith or wilful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof. All authorities, powers and discretions given in this Deed of Trust to Trustee and/or Beneficiary may be exercised by either, without the other, with the same effect as if exercised jointly.

     (b) Trustee may resign at any time upon giving 30 days' notice in writing to Grantor and to Beneficiary.

     (c) Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, inability to act or absence of Trustee from the state in which the premises are located, or in its sole discretion for any reason whatsoever, Beneficiary may, upon notice to the Grantor and without specifying the reason therefor and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of the former Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Land is located. Grantor hereby ratifies and confirms any and all acts that the herein named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.

     (d) Trustee shall not be required to see that this Deed of Trust is recorded, nor liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance or observance of the covenants and agreements imposed upon Grantor or Beneficiary by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of the Beneficiary hereunder, and to the extent permitted by law they shall be compensated and all reasonable expenses relating to the employment of such agents and/or attorneys, including expenses of litigations, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums so paid out shall be recoverable to the extent permitted by law by all remedies at law or in equity.

     (e) At any time, or from time to time, without liability therefor and with 10 days' prior written notice to Grantor, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property, Trustee may (i) reconvey any part of the Trust Property, (ii) consent in writing to the making of any map or plat thereof, so long as Grantor has consented thereto, (iii) join in granting any easement thereon, so long as Grantor has consented thereto, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

     SECTION 3.10.  Limitation on Beneficiary's or Trustee's Responsibility.  No
                    --------------------------------------------------------
provision of this Deed of Trust shall operate to place any obligation or liability for the control, care, management or repair of the Trust Property upon Beneficiary or Trustee, nor shall it operate to make Beneficiary or Trustee responsible or liable for any waste committed on the Trust Property by the tenants or any other parties, or for any dangerous or defective condition of the Trust Property, or for any negligence in the management, upkeep, repair or control of the Trust Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Beneficiary a "mortgagee in possession" absent the actual taking of possession of the Trust Property by Beneficiary.

     SECTION 3.11.  Hold Harmless.  Neither Beneficiary or Trustee shall be
                    --------------
obligated to perform or discharge, and do not undertake hereby to perform nor to discharge, any obligation, duty or liability with respect to the Trust Property or the Leases solely by reason of this Deed of Trust, and Trustor shall and does hereby agree to defend, indemnify, hold harmless and protect Beneficiary or Trustee from and against any and all claims, losses, expenses, damage and liabilities (including, without limitation, reasonable attorneys' fees) which may arise or be incurred or accrue in connection therewith, except, in each case, to the extent incurred as a result of the negligence or misconduct of Beneficiary or Trustee, as the case may be, or the failure of Beneficiary or Trustee, as the case may be, to comply in all material respects with Applicable Laws. Should Beneficiary or Trustee incur any such liability, loss or damage, the amount thereof, including all reasonable attorneys' fees and reasonable costs and expenses associated with actions taken by Beneficiary, as the case may be, in defense thereof, or otherwise in protecting its interests hereunder, shall be part of the Mortgaged Obligations and shall be secured hereby, and Trustor covenants and agrees to reimburse Beneficiary therefor promptly following demand. Should Trustee incur any such liability, loss or damage, the amount thereof including all reasonable attorneys' fees and reasonable costs and expenses associated with actions taken by Trustee in defense thereof, shall be reimbursed by Trustor promptly after demand therefor.

     SECTION 3.12.  Marshalling; Payments Set Aside.  Beneficiary and Trustee
                    --------------------------------
shall not be under any obligation to marshall any assets in favor of Trustor or any other party or against or in payment of any or all of the Mortgaged Obligations hereby secured. To the extent that Trustor makes a payment or payments to Beneficiary or Trustee, or Beneficiary or Trustee enforces its lien or exercises any rights or setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all such liens and rights and remedies therefor, shall be revived and continue in full force and effect as if such payment had not been made or such enforcement or setoff has not occurred.

     SECTION 3.13.  Waiver of Jury Trial; Consent to Jurisdiction.  (a)  TO THE
                    ----------------------------------------------
EXTENT PERMITTED UNDER APPLICABLE LEGAL REQUIREMENTS, GRANTOR AND BENEFICIARY EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEED OF TRUST, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS DEED OF TRUST. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GRANTOR AND BENEFICIARY EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS DEED OF TRUST, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALING. GRANTOR AND BENEFICIARY EACH FURTHER WARRANT AND REPRESENT THAT EACH OF THEM HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH OF THEM KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY

TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS DEED OF TRUST OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION. IN THE EVENT OF LITIGATION, THIS DEED OF TRUST MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (b) GRANTOR AND BENEFICIARY HERETO CONSENT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF CALIFORNIA WITH RESPECT TO ANY PROCEEDING TO FORECLOSE THE LIEN OF THIS DEED OF TRUST OR TO ENFORCE BENEFICIARY'S REMEDIES HEREUNDER. GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BENEFICIARY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST GRANTOR IN ANY JURISDICTION.

     SECTION 3.14.  Lien Absolute, Multisite Real Estate and Multiple Collateral
                    ------------------------------------------------------------
Transaction.  Grantor acknowledges that this Deed of Trust and other Security
------------
Documents together secure the Mortgaged Obligations. Grantor agrees that the lien of this Deed of Trust and all obligations of Grantor hereunder shall be absolute and unconditional and shall not in any manner be affected or impaired by:

          (a) any lack of validity or enforceability of any other Security Documents, any agreement with respect to any of the Mortgaged Obligations or any other agreement or instrument relating to any of the foregoing;

          (b) any acceptance by Beneficiary or Trustee of any security for or guarantees of any of the Mortgaged Obligations hereby secured, including but not limited to any of the Security Documents;

          (c) any failure, neglect or omission on the part of Beneficiary or Trustee to realize or protect any of the Mortgaged Obligations hereby secured or any collateral security therefor, or due to any other circumstance which might otherwise constitute a defense available to, or a discharge of, Trustor in respect of the Mortgaged Obligations of this Deed of Trust;

          (d) any extension, renewal, compromise of, or change in the time, manner or place of payment or, or in any other term of, all or any of the Mortgaged Obligations;

          (e) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, nonperfection, renewal, extension, indulgence, alteration, exchange, modification or disposition of any of the Mortgaged Obligations hereby secured or of any of the collateral security therefor;

          (f) any amendment or waiver of or any consent to any departure from this Deed of Trust, or any other Security Document, and Trustee or Beneficiary may in its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any of the other Loan Documents without first exercising or enforcing any of its rights and remedies hereunder; and

          (g) any exercise of the rights or remedies of Beneficiary or Trustee hereunder or under any or all of the other Loan Documents.

          IN WITNESS WHEREOF, this Deed of Trust has been duly executed and delivered to Trustee and Beneficiary by Grantor on the date of the acknowledgment attached hereto.


                              JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation,


                                      /s/ Ralph S. Mason, III
                                 by:  _______________________________
                                      Name: Ralph S. Mason, III
                                      Title: Executive Vice President

            New York
STATE OF _______________ )

                         ) ss:
            New York
COUNTY OF ______________ )

                                     APRIL 30, 1998
                                 On _________________, before me,
FRANCIS OH
________________,
                                      RALPH S. MASON, III
a Notary Public, personally appeared ______________________

_______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


          WITNESS my hand and official seal.


                              /s/ Francis Oh
                              _______________________________________

                                          Francis Oh
                              Print Name ___________________
                              My Commission Expires

                                    June 16, 1999
                              _________________________

                              [Seal]     FRANCIS OH
                              Notary Public, State of New York
                                       No. 41-5080638
                                 Qualified in Queens County
                            Certificate filed in New York County
                              Commission Expires June 16, 1999

                                                                       Exhibit A
                                                                to Deed of Trust
                               Legal Description
                               -----------------

FILE NO. 65889-RD



THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF VENTURA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:
---------

Parcels 1 and 2 of LD-613, in the City of Thousand Oaks, County of Ventura, State of California, as shown on a parcel map filed in Book 52, Pages 43 and 44 of Parcel Maps, in the office of the County Recorder of said county.

EXCEPT all oil, gas, hydrocarbon substances lying within and under that portion of said land lying below a depth of 500 feet, measured vertically from the surface of said land, without, however, any right to enter upon the surface of said land, nor into that portion of the subsurface thereof lying above a depth of 500 feet, measured vertically from said surface.

PARCEL B:
---------

Lot 5 of Tract 1921-2, in the City of Thousand Oaks, as per map recorded in Book 51, pages 85 to 88 inclusive of maps, in the office of the County Recorder of said county.

EXCEPT all oil, gas, hydrocarbon substances lying within and under that portion of said land lying below a depth of 500 feet measured vertically from the surface of said land, without, however, any right to enter upon the surface of said land nor into that portion of the subsurface thereof, lying above a depth of 500 feet measured vertically from said surface.



RD/jd

                                                                      Schedule A
                                                                to Deed of Trust
                           Leases of Trust Property
                           ------------------------

                                      NONE